Exhibit 1

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

27 March 2024

Westpac technology simplification update

Westpac Banking Corporation ("Westpac") today provides the attached Westpac technology simplification update.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

27 MARCH 2024 WESTPAC TECHNOLOGY SIMPLIFICATION UPDATE WESTPAC BANKING CORPORATION ABN 33 007 457 141

PETER KING Chief Executive Officer

Improved employee experience Increased shareholder return Better customer experience UNITE: ACCELERATING SIMPLIFICATION 3 Westpac Group March 2024 Technology Simplification Update These objectives are ‘forward-looking statements’ and are subject to assumptions, risks and other important information in the Disclaimer on page 18. Business led. Technology enabled. Objectives

A STRATEGY FOR GROWTH AND RETURN 4 Westpac Group March 2024 Technology Simplification Update PILLARS Customer care at the heart Easy to do business with Expert solutions and tools Advocate for positive change FOUNDATIONS Strong balance sheet Proactive risk management and risk culture Data-informed insights and decisioning Passionate people who make a difference MEASURES Return on tangible equity Market position To be our customers’ #1 bank and partner through life AMBITION Creating better futures together OUR PURPOSE

READY TO ACCELERATE

PORTFOLIO SIMPLIFICATION COMPLETE

Focused on banking in Australia & New Zealand

10 businesses exited[1]

CORE PROGRAM WELL PROGRESSED

Integrated plan activities complete

Embedding risk management practices

TECHNOLOGY SIMPLIFICATION UNDERWAY

Technology foundations simple and modern

#1 Mobile Banking App[2]

EFTPOS Air for business customers

AI-powered Westpac SaferPay to stop scams

1 BT Personal and Corporate Super, Advance Asset Management, General Insurance, Australian Life Insurance, Lenders Mortgage Insurance, Motor Vehicle Dealer Finance and Novated Leasing, Strategic Alliances 'Vendor Finance', New Zealand Life Insurance, New Zealand Wealth Advisory, BT Private Portfolio Management. 2 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023.

5 Westpac Group March 2024 Technology Simplification Update

Westpac GROUP

UNITE OBJECTIVES 6 Westpac Group March 2024 Technology Simplification Update These objectives are ‘forward-looking statements’ and are subject to assumptions, risks and other important information in the Disclaimer on page 18. • Simplified customer journeys • End to end digital experiences • Faster to market • More time with customers • Better insights • Enables innovation • Operating cost efficiency • Reduced cost of change • Improved risk BETTER CUSTOMER EXPERIENCE IMPROVED EMPLOYEE EXPERIENCE INCREASED SHAREHOLDER RETURN

SCOTT COLLARY Chief Information Officer

BUILDING CUSTOMER-CENTRED TECHNOLOGY 8 Westpac Group March 2024 Technology Simplification Update This page contains ‘forward looking statements’. Please refer to the disclaimer on page 18. 1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023. Built to change Evergreen Automated Digital to the core Achieved top decile productivity for engineers Best engineers & infrastructure #1 mobile banking app1 World class experiences & platforms 100% data platform on cloud available Intelligent banking with AI & data Westpac SaferPay Protecting our customers 9 to 1 networks consolidated Simplifying & modernising our technology

WESTPAC SaferPay: PROTECTING AUSTRALIANS FROM SCAMS Potential scam identified using AI Suspicious transaction blocked Transaction checked with customer 9 Westpac Group March 2024 Technology Simplification Update

ENTERPRISE TECHNOLOGY ROADMAP



Division
Capabilities
2021
2022
2023
2024
2025
2026
2027
2028+
Technology
Infrastructure
Cloud Platforms and Services
Software Engineering
Data Platforms
WIB
Financial Markets
Corporate Cash Management
Payments
Business & Wealth
Business Banking
Wealth (Asgard migration)
Consumer
Digital Experience
Cash & Transactional Banking
Credit Card & Personal Lending
Mortgage Originations
Lending Processors
Customer & Corporate Services
Collections
Process Management/Automation

KEY: Preparation; Simplification and modernisation; Target state (Built for change, Evergreen, Automated, Digital to the core)

This page contains 'forward looking statements'. Please refer to the disclaimer on page 18.

10 Westpac Group March 2024 Technology Simplification Update

Westpac GROUP

UNITE: ACCELERATING SIMPLIFICATION1 11 Westpac Group March 2024 Technology Simplification Update This page contains ‘forward looking statements’. Please refer to the disclaimer on page 18. 1 Refers to Australian banking system simplification. 2 Forecast reductions which will be confirmed in detailed planning through FY24. EXPERIENCE PRODUCTS & SERVICES PLATFORMS ENTERPRISE TECHNOLOGY FOUNDATIONS Developer platforms Networks Private & Public cloud Desktop platforms Workflow systems Collections systems Data platforms Customer onboarding systems Customer masters Payment captures Product originations Product processors Banker platforms to assist customers Online customer platforms From >180 >10 >60 >60 >20 >20 <5 <30 <20 <10 <10 FY24 – FY28 To <60 2

Banker platforms to assist customers Customer onboarding systems Collections systems UNITE IN PRACTICE: MAKING IT SIMPLE1 12 Westpac Group March 2024 Technology Simplification Update This page contains ‘forward looking statements’. Please refer to the disclaimer on page 18. 1 Forecast reductions which will be confirmed in detailed planning through FY24. From 6 To 3 • Improved customer experience • Easier for employees • Increased banker productivity From 11 To 1 • Seamless verification experience for retail customers • Safer and faster digital process From 7 To 1 • Better customer experience and faster response time • Improved operational efficiency • Strengthened compliance and risk position

UNITE PLAN1 13 Westpac Group March 2024 Technology Simplification Update This page contains ‘forward looking statements’. Please refer to the disclaimer on page 18. 1 Plan will be confirmed in detailed planning through FY24. Business ownership and accountability Business, technology and data teams aligned to deliver Coordinated centrally for efficiency and control c.85 sequenced individual initiatives Simplify existing processes. Reduce technology complexity. Decommission of duplicated systems FY24 FY25 FY26 FY27 FY28 CUMULATIVE INITIATIVES COMPLETION TIMELINE

KEY UNITE INITIATIVES COMMENCED IN FY24 14 Westpac Group March 2024 Technology Simplification Update Initiative • Customer masters from 3 to 1 • API enabled • One common solution for Australian customers Australian customer masters consolidated • Consolidating from 22 retail electronic identity verification processes to 1 • Biometric enablement of the eIDV process Electronic identity verification • Integration and migration of 2 Asian platforms to Australia • Elimination of system duplication • Leverage Group capability for offshore customers Consolidation of Asia WIB platforms • 7 to 1 systems • Starting with Australian consumer finance and mortgages Consolidating Australian collections platforms • Elimination of system duplication • Consistent adviser and customer experience Asgard migration Outcomes This page contains ‘forward looking statements’. Please refer to the disclaimer on page 18.

MICHAEL ROWLAND Chief Financial Officer

AVERAGE ANNUAL TOTAL INVESTMENT SPEND ($BN) 1.2 1.8 ~1.8 ~2 FY14-FY18 FY19-FY23 FY24 FY25-FY28 ANNUAL INVESTMENT SPEND 16 Westpac Group March 2024 Technology Simplification Update This page contains ‘forward looking statements’. Please refer to the disclaimer on page 18. 1 Based on forecast total investment spend. 2 Peer average includes ANZ, CBA and NAB. Cost to income ratio is calculated on cash earning basis. For Westpac for FY23 this is statutory net profit adjusted for economic hedges and ineffective hedges. • UNITE incorporated within total annual investment spend • Total investment spend expected to be: − ~$1.8bn in FY241 − ~$2bn annually from FY25 to FY281 • UNITE − ~30% of total spend over FY24 to FY28 − Significant proportion expensed • UNITE a major driver to close the cost to income ratio gap to peers − Run cost efficiency benefits − Reduction in the cost of change 1 COST TO INCOME RATIO (%)2 40 45 50 55 60 65 FY13 FY18 FY21 FY23 Westpac Peer average

INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT INVESTOR RELATIONS TEAM 17 Westpac Group March 2024 Technology Simplification Update Justin McCarthy General Manager, Investor Relations Arthur Petratos Manager, Shareholder Services Rebecca Plackett Head of Corporate Reporting and ESG Jacqueline Boddy Head of Debt Investor Relations James Wibberley Manager, Investor Relations Catherine Garcia Head of Investor Relations, Institutional For all shareholding enquiries relating to: – Address details and communication preferences – Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@linkmarketservices.com.au investorcentre.linkmarketservices.com.au +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre Contact us

DISCLAIMER 18 Westpac Group March 2024 Technology Simplification Update The material contained in this presentation is general and is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our technology simplification program. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon us. Any future benefits or objectives of the UNITE program described in this presentation are subject to a number of assumptions, including that the technology simplification will result in a better customer experience, reduced costs, reduced costs of change and lower risks with all other things being equal. Those benefits or objectives may also not arise or be met until after a period of investment and may not occur in a linear manner. Information in this presentation as to the timing of the UNITE program is subject to ongoing testing and validation as the program progresses. The future timing and costs of the UNITE program may also be adversely impacted by a variety of matters, both in and outside of our control, including, without limitation, mandatory regulatory change. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the section titled ‘Risk factors' in our 2023 Annual Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation.